UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2012

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

    On November 27, 2012, HomeTrust Bancshares, Inc. (the “Company”) was notified by the plan administrator of the HomeTrust Bank Employees’ 401(k) and Profit Sharing Account Plan (the “Plan”) that as a result of a change in the Plan’s third party service provider, there will be a blackout period during which Plan participants will be temporarily unable to make changes in investment direction choices for new contributions to the Plan, make transfers of existing retirement funds among Plan investment options, receive loans or distributions from the Plan or make withdrawals from the Plan. The blackout period is expected to begin on December 27, 2012 and end the week of January 13, 2013.

    During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting Teresa White, Senior Vice President, Chief Administration Officer and Corporate Secretary, at 828-350-4808 or by writing to Ms. White at HomeTrust Bancshares, Inc., 10 Woodfin Street, Asheville, North Carolina 28801.

    On November 27, 2012, as required by Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, the Company transmitted notice of the blackout period to its directors and executive officers.  A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1	Notice to Directors and Executive Officers of Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: November 27, 2012	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of Blackout Period